UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended

transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Departure of Chief Financial Officer

On October 5, 2020, the Board of Directors (the “Board”) of Veritone, Inc. (the “Company”) and Peter F. Collins mutually agreed that Mr. Collins will cease to serve as the Company’s Executive Vice President and Chief Financial Officer effective October 8, 2020, but will continue his employment with the Company in an advisory capacity during a transition period ending November 13, 2020.  On October 6, 2020, the Company and Mr. Collins entered into a Separation Agreement and Release in connection with his separation from the Company, the terms of which are described in more detail in Item 5.02(e) of this Current Report on Form 8-K below.

(c)Appointment of Chief Financial Officer

Also on October 5, 2020, the Board approved the appointment of Michael L. Zemetra, age 49, as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of October 8, 2020 to succeed Mr. Collins.  On October 6, 2020, the Company and Mr. Zemetra entered into an Employment Agreement in connection with his appointment, the terms of which are described in more detail in Item 5.02(e) of this Current Report on Form 8-K below. The press release issued by the Company announcing this transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

From April 2018 to October 2020, Mr. Zemetra served as Executive Vice President and Chief Financial Officer of LiveXLive Media, LLC (Nasdaq: LIVX), a global digital media company.  From April 2017 to March 2018, Mr. Zemetra served as Vice President of Finance (Divisional CFO) of the Cloud Services Division of J2 Global, Inc., a provider of cloud-based software and digital media services.  From September 2016 to March 2017, Mr. Zemetra served as Chief Financial Officer and Chief Information Officer of Bellami LLC, a beauty products company. From June 2013 to August 2016, Mr. Zemetra served as Chief Financial Officer and Chief Accounting Officer of Global Eagle Entertainment, Inc., an in-flight entertainment services company.  From May 2008 to June 2013, Mr. Zemetra served as Senior Vice President and Chief Accounting Officer of Demand Media, Inc. (now Leaf Group), a digital content and media company.  Prior to that, from May 2000 to February 2008, Mr. Zemetra held senior financial positions with a number of publicly-traded SaaS, technology and digital media companies.  Mr. Zemetra began his career as an auditor in the Technology and Entertainment groups of PricewaterhouseCoopers LLP.  Mr. Zemetra holds a Masters in Accounting from the University of Southern California and a Bachelor of Arts in Business-Economics from the University of California, Riverside and earned his CPA from the State of California.

There are no family relationships between Mr. Zemetra and any director or executive officer of the Company.

(e)Compensatory Arrangements in Connection with Chief Financial Officer Transition

Separation Agreement with Peter F. Collins

On October 6, 2020, the Company and Mr. Collins entered into a Separation Agreement and Release, which sets forth the terms and conditions related to Mr. Collins’ separation from the Company (the “Separation Agreement”).  The Separation Agreement provides that Mr. Collins will cease to serve as the Company’s Executive Vice President and Chief Financial Officer effective October 8, 2020, but will continue to serve in an advisory capacity until November 13, 2020.  Pursuant to the Separation Agreement and subject to the terms thereof, Mr. Collins shall be entitled to receive the following separation benefits: (i) the Company will pay to Mr. Collins a severance payment equal to three (3) months of his gross base salary; (ii) the vesting of the 72,633 restricted stock units granted to Mr. Collins on April 29, 2020 shall be accelerated such that such awards are vested in full; and (iii) the Company will pay the premiums for Mr. Collins’ continued health insurance coverage through COBRA for a period of three (3) months following the termination of his health insurance benefits effective November 30, 2020.  In addition, in the event that the Company’s Compensation Committee determines that annual bonuses are earned under the Company’s executive cash incentive plan for 2020, the Company will pay to Mr. Collins a prorated bonus payout based on the proportion of the year in which he was employed by the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement and Related Agreements with Michael L. Zemetra

On October 6, 2020, the Company entered into an Employment Agreement with Mr. Zemetra in connection with his appointment as Executive Vice President, Chief Financial Officer and Treasurer of the Company (the “Employment Agreement”).  The Employment Agreement has an initial four-year term commencing on October 8, 2020 and expiring on October 8, 2024, and will renew automatically for additional one-year terms unless the Company or Mr. Zemetra elects not to renew the agreement by providing written notice to the other party at least 90 days prior to the expiration of the then-current term.

Pursuant to the Employment Agreement, Mr. Zemetra’s annual base salary has been set at $325,000 initially.  The Employment Agreement also provides that Mr. Zemetra will be eligible to receive annual incentive bonuses under the Company’s annual bonus program applicable to its senior executive officers, as established by the Compensation Committee of the Board, with his target incentive amount set at 50% of his annual base salary initially.  Mr. Zemetra’s base salary and target bonus are subject to review by the Board at least annually.  Mr. Zemetra shall also be entitled to receive: (i) reimbursement of relocation expenses under certain circumstances, up to a maximum of $10,000, (ii) payment by the Company of 100% of the premiums for medical, dental and vision insurance coverages elected by Mr. Zemetra for him and his eligible family members under the Company’s group insurance plans, (iii) other benefits consistent with those provided by the Company, and (iv) payment by the Company of legal fees reasonably incurred in the negotiation of the Employment Agreement up to a maximum of $5,000.

Pursuant to the Employment Agreement, Mr. Zemetra was granted an initial award of restricted stock units (“RSUs”) representing the right to receive upon vesting 40,000 shares of the Company’s common stock, with 50% of such RSUs vesting on October 8, 2021 and the remainder of such RSUs vesting in four equal quarterly installments thereafter, subject to his continued employment through the relevant vesting date.  In addition, Mr. Zemetra was granted (i) a time-based nonqualified stock option to purchase 60,000 shares of the Company’s common stock, which shall vest over a four (4) year period, with 25% of the shares underlying such option vesting on October 8, 2021, and 1/36th of the remaining shares underlying such option vesting for each full month of his continuous employment thereafter, subject to his continued employment through the relevant vesting date; and (ii) a performance-based nonqualified stock option to purchase 120,000 shares of the Company’s common stock, which shall vest in three equal installments based on the closing price of the Company’s common stock exceeding $17.50, $22.50 and $27.50 per share for a period of thirty (30) consecutive trading days, subject to his continued employment through the relevant vesting date.  The exercise price per share of the stock options granted to Mr. Zemetra is equal to the closing price per share of the Company’s common stock on the grant date.  The awards were granted outside of the Company’s existing shareholder-approved equity compensation plans, as an inducement material to Mr. Zemetra becoming an employee of Veritone, in accordance with Nasdaq Listing Rule 5635(c)(4).

The Employment Agreement also provides that, during the first calendar quarter of each year and subject to Mr. Zemetra’s continued employment through the grant date thereof, the Company shall grant to him a RSU award covering a number of shares of the Company’s common stock determined by dividing $300,000 by the average VWAP of the common stock (as determined by the Company in good faith) for the ninety (90) calendar day period ended on the last trading day prior to the grant date thereof. Each such RSU award shall vest in full on the first anniversary of the grant date thereof, subject to Mr. Zemetra’s continued employment through the relevant vesting date.

The Employment Agreement is an at-will agreement and may be terminated at any time and for any reason or without reason. However, the Employment Agreement provides that, if Mr. Zemetra’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement), or if he resigns for Good Reason (as defined in the Employment Agreement) (each, a “Good Leaver Termination”), then he shall be entitled to receive (i) his annual incentive bonus for the year in which the termination occurs, prorated based on the completed portion of the applicable performance period through the date of termination, with any performance metrics based on actual performance as determined at the end of the annual performance period, and (ii) a severance payment in the form of continued salary payments in an amount equal to (a) six (6) months of his monthly base salary (if such Good Leaver Termination occurs on or before October 8, 2022), (b) nine (9) months of his monthly base salary (if such Good Leaver Termination occurs after October 8, 2022), or (c) twelve (12) months of his monthly base salary if the closing price per share of the Company’s common stock has exceeded $22.50 for a period of 30 consecutive trading days at any time prior to the occurrence of such Good Leaver Termination.

The Employment Agreement also provides that, in the event of a change in control of the Company, if Mr. Zemetra’s employment is terminated as a result of a Good Leaver Termination during the six-month period prior to such change in control or 12-month period following such change in control, he shall be entitled to the same benefits and payments described above, and the following additional benefits: (a) any unvested portion of any time-based equity awards held by him will immediately vest, and (b) an additional severance payment equal to the sum of his annual base salary and two times his target annual incentive bonus (calculated pro rata for the year as of the date of cessation of employment), which amount shall be payable in a lump sum upon the later to occur of his termination date or such change in control.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

The initial equity awards granted to Mr. Zemetra pursuant to the Employment Agreement are evidenced by a restricted stock unit award agreement in substantially the form previously filed as Exhibit 99.6, a notice of grant of stock option and stock option agreement in substantially the forms previously filed as Exhibits 99.2 and 99.3, and a notice of grant of performance-based stock option and performance-based stock option agreement in substantially the forms previously filed as Exhibits 99.4 and 99.5, to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 7, 2020, pertaining to the Company’s Inducement Grant Plan, subject to the additional terms and conditions set forth in the Employment Agreement.

The Company has also entered into a Director and Officer Indemnification Agreement with Mr. Zemetra effective October 8, 2020, in substantially the form previously filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A (No. 333-216726) filed with the Securities and Exchange Commission on April 28, 2017.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release between Peter F. Collins and the Company dated October 6, 2020.
10.2	Employment Agreement between Michael L. Zemetra and the Company dated October 6, 2020.
99.1	Press release dated October 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2020	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary